SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

STEN CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-18785	41-1391803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer (ID Number)

10275 Wayzata Blvd.  Suite 310, Minnetonka, Minnesota 55305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (952) 545-2776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 7 are not applicable and therefore omitted.

Item 1.01

Entry into a Material Definitive Agreement.

On February 15, 2007, STEN Corporation (the “Company”) entered into leases for real property located in Phoenix, Arizona and Tucson, Arizona. Both leases were entered into with unrelated third-parties at rates negotiated on a arm-length basis. Both leased properties will be used for operating an automobile dealership that will sell used automobiles and trucks. These leases are part of the Company’s efforts to test a plan for the development of its own “Buy Here/ Pay Here” retail used car business in which the Company will both sell used cars and finance their purchase for consumers that typically would not qualify for conventional financing as a result of limited credit histories or past credit problems. This business will be operated under the name EasyDrive Cash and Credit.

Under a lease agreement dated February 15, 2007 with JAML LTD., LLLP attached hereto as Exhibit 10.1 (the “Phoenix Lease”), the Company will lease property located at 3148 E. Bell Road in Phoenix, Arizona consisting of a 200 feet by 172 feet lot with offices that has functioned as a used car sales lot in the past with capacity for an estimated 150 to 200 vehicles. Under the Phoenix Lease, the Company will pay monthly rent payments of $6,335 per month plus annual real estate taxes on the property through the term of the lease which expires August 31, 2008.

Under a lease dated February 15, 2007 between Harry March and MWJ, Inc. attached hereto as Exhibit 10.2 that was assigned to the Company (the “Tucson Lease”), the Company will lease property located at 330 East 29th Street in Tucson, Arizona. The property also has functioned as a used car sales lot with capacity for approximately 30 vehicles. Under the Tucson Lease, the Company will pay monthly rent of $1,850 for a period of 12 months through February 15, 2008.

The summaries of the Phoenix Lease and the Tucson Lease do not purport to be complete and are subject to and qualified in their entirety by reference to the Phoenix Lease and the Tucson Lease, which are included as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01

Other Events.

While the Company is currently only testing the viability of its new “Buy Here/Pay Here” retail used car business, there are additional risks and uncertainties relating to this new business in addition to those risks and uncertainties that may affect the results of operations and financial condition of the Company and its other businesses identified in the Company’s Annual Report on Form 10-KSB for the year ended October 1, 2006, Quarterly Report on Form 10-QSB for the period ended December 31, 2006 and any other filing the Company makes with the Securities and Exchange Commission. If any of the following risks actually occur, our results of operations, cash flows and the market price of our common stock could be negatively impacted. Although we believe that we have identified and discussed below the key risk factors affecting our proposed “buy here, pay here” retail used car business, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our performance or financial condition.

Risks Related to the Buy Here/Pay Here Used Automotive Retail and Finance Industry

The Company may have a higher risk of delinquency and default than traditional lenders because it loans money to credit-impaired borrowers.

We anticipate that substantially all sales and automobile contracts will involve loans made to individuals with impaired or limited credit histories, or higher debt-to-income ratios than permitted by traditional lenders. Loans made to borrowers who are restricted in their ability to obtain financing from traditional lenders generally entail a higher risk of delinquency, default and repossession, and higher losses than loans made to borrowers with better credit. Delinquency interrupts the flow of projected interest income and repayment of principal from a loan, and a default can ultimately lead to a loss if the net realizable value of the automobile securing the loan is insufficient to cover the principal and interest due on the loan or vehicle cannot be recovered. The profitability of the business depends, in part, upon our ability to properly evaluate the credit worthiness of non-prime borrowers and efficiently service such loans.  Although the Company believes that it’s underwriting criteria and collection methods enable it to manage the higher risks inherent in loans made to non-prime borrowers, no assurance can be give that such criteria or methods will afford adequate protection against such risks. If the Company experiences higher losses than anticipated, its financial condition, results of operations and business prospects would be materially and adversely affected.

We have no experience operating a Buy Here/Pay Here retail automobile sales business.

Although the Company has retained the services of consultant, Harry March, with prior experience in owning a Buy-Here Pay-Here lot, the senior management of the Company has no experience in operating such a business and the lack of experience particularly during the initial start-up of the business’ could result in significant losses and/or failure of the business.

A reduction in the availability or access to sources of inventory could be limited.

We expect to acquire vehicles primarily through wholesalers, new car dealers and from auctions.  There can be no assurance that sufficient inventory will continue be available to the Company at attractive prices. Any reduction in the availability of inventory or increases in the cost of vehicles would adversely affect gross profit percentages as the Company focuses on keeping payments affordable to its customer base.

The used automotive retailing industry is highly competitive and fragmented.

The Company competes principally with other independent Buy Here/Pay Here dealers, some of which have extensive operations including “Drive Time” and “J.D. ByRyder,” both of which compete in the Arizona market with multiple locations. To a lesser degree, the Company will also compete with (i) the used vehicle retail operations of franchised automobile dealerships, (ii) independent used vehicle dealers, and (iii) individuals who sell used vehicles in private transactions. The Company competes for both the purchase and resale of used vehicles. The Company’s competitors may sell the same or similar makes of vehicles that the Company offers at competitive prices. Increased competition in the market, including new entrants to the market, could result in increased wholesale costs for used vehicles and lower-than-expected vehicle sales and margins.  Further, if any of the competitors seek to gain or retain market share by reducing prices for used vehicles, the Company would likely reduce its prices in order to remain competitive, which may result in a decrease in its sales and profitability and require a change in its operating strategies – this could result in minimal or negative gross profit.

An economic slowdown will have adverse consequences for the used automotive industry and may have greater consequences for the non-prime segment of the industry.

In the normal course of business, the used automotive retain industry is subject to changes in regional U.S. economic conditions, including, but not limited to, interest rates, gasoline prices, inflation, personal discretionary spending levels, and consumer demand and/or increase costs, resulting in lower profitability for the Company. Due to the Company’s focus on non-prime borrowers, its actual rate of delinquencies, repossessions and credit losses on loans could be higher under adverse economic conditions than those experienced in the automotive retail finance industry in general.

The retail used automotive industry operates in a highly regulated environment.

The used automotive industry is subject to a wide range of federal, state, and local laws and regulations, such as local licensing requirements and laws regarding advertising, vehicle sales, financing, and employment practices. Facilities and operations are also subject to federal, state, and local laws and regulations relating to environmental protection and human health and safety. The violation of these laws and regulations could result in administrative, civil, or criminal penalties against the Company, or in a cease and desist order. As a result, the Company has incurred, and will continue to incur, capital and operation expenditures, and other costs in complying with these laws and regulations. Further, over the past several years, private plaintiffs and federal, state, and local regulatory and law enforcement authorities have increased their scrutiny of advertising, sales, and finance and insurance activities in the sale of motor vehicles.

The Company’s business is geographically concentrated; therefore, the Company’s results of operations may be adversely affected by unfavorable conditions in its local markets.

The Company’s performance is subject to local economic, competitive, and other conditions prevailing in Arizona, the only state in which we have our EasyDrive Cash and Credit locations and the state of residence of most of our customers. The Company’s current results of operations depend substantially on general economic conditions and consumer spending habits in these local markets.

Item  9.01

Financial Statements And Exhibits.

Exhibit	Description
10.1	Lease Agreement dated February 15, 2007 by and between STEN Corporation and JAML LTD., LLLP
10.2	Lease dated February 15, 2007 by and between Harry March and MWJ, Inc., as assigned to STEN Corporation on February 15, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 16, 2007

STEN CORPORATION

By: /s/ Kenneth W. Brimmer

Kenneth W. Brimmer

Chief Executive Officer